Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Pluri Inc. of our report dated September 17, 2025 relating to the financial statements, which appears in Pluri Inc.'s Annual Report on Form 10-K for the year ended June 30, 2025. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Tel Aviv, Israel

September 17, 2025

/s/ Kesselman & Kesselman
Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited